Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-40319) of Wisconsin Electric Power Company of our report dated February 6, 2001 relating to the financial statements as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, which appears in this
Form 10-K.

/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 22, 2002